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                                                                   EXHIBIT 21.01
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                              LODGING SUBSIDIARIES

     CHOICE CAPITAL CORP. (LENDING SUBSIDIARY)
     CHOICE HOTELS AUSTRALIA PTY. LTD. (90%)
     CHOICE HOTELS CANADA INC. (50%)
     CHOICE HOTELS DEL PLATA
     CHOICE HOTELS BRAZIL (CAYMAN) LTD. (10%)
     CHOICE HOTELS INTERNATIONAL ASIA PACIFIC PTY. LTD.
     CHOICE HOTELS JAPAN, INC. (FORMERLY QUALITY HOTELS JAPAN, INC.)
     CHOICE HOTELS LIMITED
     CHOICE HOTELS OF BRAZIL, INC.
     CHOICE HOTELS SYSTEMS, INC.
     CHOICE HOTELS THAILAND (DEL.) INC.
     CHOICE HOTELS VENEZUELA, C.A. (20%)
          QUALITY HOTELS EUROPE, INC.
          QUALITY INNS INTERNATIONAL, INC. (FORMERLY THE CHOICE HOTELS INTERNATIONAL, INC. WHICH IS NOW CHOICE HOTELS FRANCHISING, INC.)
     QI ADVERTISING AGENCY, INC.